# AGREEMENT FOR TERMINATION OF LEASE AND VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this "**Agreement**") is made and entered into as of the 15th day of January, 2009 (the "**Effective Date**"), by and between ARE-TECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company ("**Alexandria**") and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation ("**Sunesis**") with reference to the following:

## RECITALS

A. Alexandria and Sunesis entered into that certain Lease Agreement dated May 12, 2000, as amended by that certain First Amendment to Lease Agreement dated December 20, 2000 (as amended, the "**Lease**") whereby Sunesis leases from Alexandria that certain building commonly known as 341 Oyster Point Boulevard, South San Francisco, California being more particularly described in the Lease (the "**Premises**"). All initially capitalized terms not defined specifically herein shall have the meanings set forth in the Lease.

B. Sunesis desires to terminate the Lease, which termination will be earlier than the date of termination set forth in the Lease.

C. Alexandria is willing to agree to the early termination of the Lease as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, in further consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is acknowledged, Alexandria and Sunesis agree as follows:

1. **Termination Date.** Alexandria and Sunesis hereby agree to terminate the Lease, subject to the terms and conditions set forth herein. The termination of the Lease shall be effective as of the Effective Date.

2. **Termination and Surrender.** Subject to Section 22 below, Sunesis represents and warrants that it has vacated or will vacate the Premises on or before February 15, 2009. Subject to Section 22 below, Sunesis voluntarily surrenders all rights of possession of the Premises as of the Effective Date. Subject to Section 22 below, after the Effective Date, Sunesis shall have no rights of any kind with respect to the Premises. Sunesis agrees to cooperate with Alexandria in all matters, as applicable, relating to (i) decommissioning of the Premises as a licensed laboratory; (ii) the surrender or revocation of all licenses of Sunesis relating to the Premises; and (iii) all other matters related to restoring the Premises to the condition required by the Lease as specified in the Surrender Plan ( as defined below).

3. **Surrender Plan.** Sunesis has delivered to Alexandria a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Sunesis (the "**Surrender Plan**") in order to surrender the Premises (including any installations permitted by Alexandria to remain in the Premises) free from any residual impact of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "**Tenant HazMat Operations**"). Such Surrender Plan is accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Alexandria's environmental consultant, such approval not to be unreasonably withheld. Alexandria understands that Sunesis intends to perform final decontamination on February 1, 2009 and, if Sunesis has not received written notice to the contrary on or prior to January 26, 2009, the Surrender Plan delivered to Alexandria will be deemed approved. In connection with the review and approval of the Surrender Plan, upon the request of Alexandria, Sunesis shall deliver to Alexandria or its consultant such

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additional non-proprietary information concerning Tenant HazMat Operations as Alexandria shall request. On or before February 15, 2009, Sunesis shall deliver to Alexandria evidence that the approved Surrender Plan has been satisfactorily completed (subject only to those activities set forth in the Surrender Plan that, by their express terms, will occur after February 15, 2009) and Alexandria shall have the right, at Alexandria's expense, to cause Alexandria's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of February 15, 2009, free from any residual impact from Tenant HazMat Operations. Alexandria shall have the unrestricted right to deliver such Surrender Plan and any report by Alexandria's environmental consultant with respect to the surrender of the Premises to third parties.

If Sunesis shall fail to prepare or submit a Surrender Plan approved by Alexandria, or if Sunesis shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Alexandria, shall fail to adequately address any material residual effect of Tenant HazMat Operations in, on or about the Premises, Alexandria shall have the right to take such actions as Alexandria may deem reasonable or appropriate to assure that the Premises are surrendered free from any material residual impact from Tenant HazMat Operations, the reasonable cost of which actions shall be reimbursed by Sunesis as Additional Rent. Alexandria will notify Sunesis in advance of taking any actions as a result of which Alexandria will expect reimbursement from Sunesis.

Alexandria and Sunesis agree that the second sentence in Section 30(f) of the Lease is hereby deleted in its entirety.

4. **No Further Obligations.** Except as otherwise provided in this Agreement and in any other written agreement between the parties, Alexandria and Sunesis agree that Alexandria and Sunesis are excused as of the Effective Date from any further obligations with respect to the Lease, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease. For the avoidance of doubt, Alexandria and Sunesis agree that (i) upon payment of the Termination Fee (as defined below), Sunesis shall have no further obligation to pay Rent under the Lease, and (ii) Sunesis has no restoration or repair obligations with respect to the Premises (other than for any material damage caused to the Premises in Sunesis' exercise of the License (as defined below) and the obligations regarding Tenant HazMat Operations as described in Section 3 of this Agreement) and no removal of any Alteration or Installation is required, in each case, in order to surrender the Premises to Alexandria in the same condition as received by Sunesis. Nothing herein shall be deemed to limit or terminate any common law or statutory rights Alexandria may have with respect to Sunesis in connection any Hazardous Materials or for violations of any governmental requirements or any requirements of applicable law.

5. **Removal of Personal Property.** Sunesis agrees that the Premises shall be surrendered free of the personal property of Sunesis, except for the personal property listed on Exhibit A attached hereto (the "**Sunesis Furniture**") title to which is hereby transferred to Alexandria. Sunesis shall not remove any of the Sunesis Furniture from the Premises without Alexandria's prior written consent in Alexandria's sole and absolute discretion. Upon execution of this Agreement, Sunesis shall immediately deliver to Alexandria an executed bill of sale in the form attached hereto as Exhibit B ("**Bill of Sale**") conveying the Sunesis Furniture to Alexandria. Any other personal property of Sunesis remaining in the Premises as of February 15, 2009 shall be deemed to be abandoned by Sunesis, and may be disposed of by Alexandria, in Alexandria's sole discretion, without obligation, cost or liability to Sunesis.

6. **Release of Liability.** As of the Effective Date, Sunesis releases and exculpates Alexandria from any liability arising from the Lease, and from the termination of the Lease. The foregoing release extends to all rights of Sunesis under Section 1542 of the California Civil Code and any similar law of any state or territory of the United States, which are hereby expressly waived and relinquished by Sunesis. Section 1542 reads:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

EB
Sunesis' Initials

Sunesis acknowledges that this release and waiver are an essential and material term of this Agreement, without which Alexandria would not become a party to this Agreement. Sunesis represents and warrants that Sunesis has no claims against Alexandria arising from the Lease or otherwise with respect to the Premises.

7. **Termination Fee.** This Agreement shall be subject to the condition subsequent that as of the date which is 2 Business Days after the Effective Date, Sunesis shall have made payment to Alexandria in available funds, in consideration of Alexandria's agreement to terminate the Lease, a payment which shall be in the amount of $2,211,888.00 (the "**Termination Fee**"). The date upon which Sunesis actually pays the Termination Fee to Alexandria shall be referred to herein as the "**Termination Fee Payment Date**". If timely payment of the Termination Fee is not made by Sunesis, then Alexandria may terminate this Agreement by delivery of written notice to Sunesis, in which case, this Agreement shall be null and void without the requirement of further action by any person, and shall thereafter be of no further force or effect. Alexandria and Sunesis acknowledge and agree that Alexandria's agreement to terminate the Lease pursuant to the terms and conditions set forth in this Agreement will result in immediate and direct benefits to Sunesis and the Termination Fee is being paid by Sunesis in consideration of such benefits.

8. **Intentionally Deleted.**

9. **Representation and Warranty.** Sunesis represents and warrants that Sunesis has not assigned, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease and that Sunesis holds the interest in the Premises set forth in the Lease as of the Effective Date. Sunesis makes the representation and warranty set forth in this Section 9 with the knowledge that it has been relied upon by Alexandria in agreeing to terminate the Lease.

10. **No Further Modification/Counterparts/Authorization.** This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be executed in counterparts which, taken together, will constitute one agreement binding on the parties. The persons signing below represent and warrant that they are duly authorized to execute this Agreement.

11. **Successors and Assigns.** The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

12. **Attorneys' Fees.** In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys' fees and costs paid by the other party.

13. **Conflict of Laws.** This Agreement shall be governed by the laws of the State of California.

14. **Headings.** Section headings in this Agreement are for convenience of reference only, and shall not be construed to affect or modify the substantive meaning of any Section hereof.

15. **Sunesis' Acknowledgment.** Sunesis acknowledges that it has read the foregoing provisions, understands them, and is bound by them. Time is of the essence in this Agreement.

16. **Business Day.** As used herein, the term "**Business Day**" shall mean a day that is not a Saturday, Sunday or legal holiday under the laws of the State of California.

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17. **Exhibits.** All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

18. **Cross Default.** Any failure of Sunesis to timely and fully perform its obligations under this Agreement and any failure of the representations, warranties or certifications of Sunesis set forth in this Agreement to be true and correct shall be deemed to be a Default under the Lease without any additional grace or cure period.

19. **Brokers.** Sunesis and Alexandria each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sunesis or Alexandria, as applicable, with regard to this Agreement.

20. **OFAC.** Sunesis is currently (a) in compliance with and shall at all times prior to the expiration of the License remain in compliance with the regulations of the Office of Foreign Assets Control ("**OFAC**") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "**OFAC Rules**"), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

21. **Notices.** All notices to be delivered by the parties under this Agreement shall be delivered in accordance with the terms and conditions set forth in Section 40(a) of the Lease, except that the address to be used for providing notices to Sunesis shall be:

Sunesis Pharmaceuticals, Inc.
395 Oyster Point Blvd., Suite 400
South San Francisco, CA 94080
Attn: Chief Executive Officer

22. **License.** Notwithstanding the termination of the Lease, as of the Effective Date, Alexandria hereby gives Sunesis an exclusive, irrevocable license, subject to Alexandria's reasonable rules and regulations, for ingress and egress to and from the Premises for the purpose of removing Sunesis' personal property from the Building and performing Sunesis' obligations under Section 3 of this Agreement and the Lease (the "**License**"). The License shall automatically expire on 11:59 p.m. on February 15, 2009 ("**Outside License Expiration Date**"); provided, that, Sunesis may elect to terminate the License prior to the Outside License Expiration Date by providing 5 days prior written notice to Alexandria (a "**License Termination Notice**"). The date which is the earlier of (i) the Outside License Expiration Date and (ii) the date upon which Sunesis (A) has given Alexandria a License Termination Notice and (B) has fully vacated the Building in the condition required by this Agreement and removed all of Sunesis' personal property from the Building shall be referred to herein as, the "**License Expiration Date**". If the Lease terminates for any reason other than pursuant to this Agreement, then the License shall be null and void and of no further force and effect. Prior to the License Expiration Date, Alexandria agrees not to take any action, direct or indirect, that will disrupt or disconnect telephone and internet services currently being provided to Sunesis at the Premises. After the License Expiration Date, Alexandria agrees to allow Sunesis' representatives and governmental officials access to the Premises solely to permit Sunesis to complete performance of its obligations under Section 3 which by their terms will occur after February 15, 2009; provided, that, Sunesis shall provide prior notice to Alexandria of any such entry and Alexandria shall approve any such entry in its reasonable discretion.

Except to the extent expressly in conflict with the terms of this Agreement (in which case the terms of this Agreement shall control), the License shall be subject to the terms and conditions of the Lease applicable to any activities Sunesis takes in connection with the License; provided, that, Sunesis shall have no obligation to pay Base Monthly Rent or Tenant's Share of Operating Expenses or perform any obligations with respect to the repair, maintenance or upkeep of the Premises (except for the repair of

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any damage caused by Sunesis and its agents and representatives) following the Effective Date and Sunesis shall be a licensee of the Building and not a tenant. Upon the License Expiration Date, if requested by Alexandria, Sunesis shall promptly execute and deliver to Alexandria a written agreement in a form satisfactory to Alexandria evidencing the termination of the License and Sunesis' right to possession of the Building.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

**ALEXANDRIA:**

**ARE-TECHNOLOGY CENTER SSF, LLC,**
a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
its managing member

By: ARE-QRS Corp.,
a Maryland corporation,
its general partner

By: [signature]
Name: Eric S. Johnson
Title: Assistant Vice President
Real Estate Legal Affairs

**SUNESIS:**

**SUNESIS PHARMACEUTICALS, INC.,**
a Delaware corporation

By: [signature]
Name: Eric Bjerkholt
Title: Sr. VP & CFO

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# EXHIBIT A

## SUNESIS FURNITURE

All office furniture, including, overhead bins, pedestal storage units, tackboards, whiteboards, chairs, guest chairs, side chairs and side tables.

All boardroom furniture, including, without limitation, the following:

-Boardroom table-15' with wood trim
-Boardroom chairs, including, approximately 15 leather chairs and 10 side chairs
- All barstools outside boardroom
-3 conference room tables and chairs ~8 pp seating in each
-All lunchroom tables and chairs; (~3) 4' round tables and ~25 stacking chairs
-Lobby - 5 leather chairs and end tables
-Shelving in loading dock
-Legal file shelving
-Other laminate matching tables 6'
-IT worksurfaces in IT room; ~10' linear
-1 adjustable height private office furniture
-1 Fireking 4 hi lateral
-All bookcases and file cabinets
-Whiteboards in conference rooms
-All Task chairs
-6 system furniture workstations

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**EXHIBIT B**

**FORM BILL OF SALE**

THIS BILL OF SALE ("**Bill of Sale**") is made as of January 15, 2009, by SUNESIS PHARMACEUTICALS, INC., a Delaware corporation ("**Sunesis**"), to ARE-TECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company ("**Alexandria**")

**RECITALS**

A. Alexandria and Sunesis entered into that certain Lease Agreement dated May 12, 2000, as amended by that certain First Amendment to Lease Agreement dated December 20, 2000 (as amended, the "Lease") whereby Sunesis leases from Alexandria that certain building commonly known as 341 Oyster Point Boulevard, South San Francisco, California being more particularly described in the Lease.

B. Alexandria and Sunesis have entered into that certain Agreement for Termination of Lease and Voluntary Surrender of Premises dated as of January 15, 2009 (the "**Termination Agreement**"), with respect to, among other things, the termination of the Lease and the conveyance of the furniture set forth on Exhibit A attached hereto (the "**Sunesis Furniture**").

C. The Termination Agreement requires Sunesis to convey all of Sunesis' right, title and interest in and to the Sunesis Furniture to Alexandria.

**NOW, THEREFORE**, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sunesis hereby agrees as follows:

1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Termination Agreement.

2. Sunesis does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Alexandria all of Sunesis' right, title and interest in and to the Sunesis Furniture.

3. Sunesis represents and warrants that its title to the Sunesis Furniture is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature. Sunesis hereby expressly disclaims any other warranty, express or implied, whatsoever with respect to the Sunesis Furniture.

4. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

**[ Signature on next page ]**

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IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

**SUNESIS:**

SUNESIS PHRMACEUTICALS, INC.,
a Delaware corporation

By:____________________________
Name:__________________________
Title:___________________________

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## EXHIBIT A TO EXHIBIT B

### SUNESIS FURNITURE

All office furniture, including, overhead bins, pedestal storage units, tackboards, whiteboards, chairs, guest chairs, side chairs and side tables.

All boardroom furniture, including, without limitation, the following:

-Boardroom table-15' with wood trim
-Boardroom chairs, including, approximately 16 leather chairs and 10 side chairs
- All barstools outside boardroom
-3 conference room tables and chairs ~8 pp seating in each
-All lunchroom tables and chairs; (~3) 4' round tables and ~25 stacking chairs
-Lobby - 5 leather chairs and end tables
-Shelving in loading dock
-Legal file shelving
-Other laminate matching tables 6'
-IT worksurfaces in IT room; ~10' linear
-1 adjustable height private office furniture
-1 Fireking 4 hi lateral
-All bookcases and file cabinets
-Whiteboards in conference rooms
-All Task chairs
-6 system furniture workstations

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CONFIDENTIAL – DO NOT COPY